EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 3, 2003 relating to the financial statements and financial statement schedule, which appears in Action Performance Companies, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Phoenix, Arizona,
January 9, 2004